Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.hrpreit.com

HRPT Properties Trust Announces Results for the Periods

Ended December 31, 2006

Newton, MA (February 15, 2007): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter and year ended December 31, 2006.

Results for the quarter ended December 31, 2006:

Net income available for common shareholders was $23.2 million for the quarter ended December 31, 2006, compared to $32.2 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended December 31, 2006 and 2005 was $0.11 and $0.15, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended December 31, 2006, were $62.1 million, or $0.30 per share basic, $0.29 per share diluted, compared to FFO available for common shareholders for the quarter ended December 31, 2005, of $62.6 million, or $0.30 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 210,038,547 and 236,057,778, respectively, for the quarter ended December 31, 2006, and 209,860,625 for the quarter ended December 31, 2005.

Results for the year ended December 31, 2006:

Net income available for common shareholders for the year ended December 31, 2006, was $199.0 million, or $0.95 per share basic, $0.94 per share diluted, compared to $119.0 million, or $0.60 per share basic and diluted for the same period last year.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Funds from operations (FFO) available for common shareholders for the year ended December 31, 2006, was $251.6 million, or $1.20 per share basic, $1.19 per share diluted, compared to FFO available for common shareholders for the year ended December 31, 2005, of $249.1 million, or $1.26 per share basic and diluted.

The weighted average number of basic and diluted common shares outstanding totaled 209,965,233 and 216,523,505, respectively, for the year ended December 31, 2006 and 197,831,369 for the year ended December 31, 2005.

Occupancy and Leasing Results:

As of December 31, 2006, 93.1% of HRPT’s total square feet was leased, compared to 93.4% as of September 30, 2006, and 94.3% leased as of December 31, 2005.

HRPT signed new leases for 453,000 square feet and lease renewals for 421,000 square feet during the quarter ended December 31, 2006, for weighted average rental rates that were 9% above prior rents for the same space.  Average lease terms for leases signed during the fourth quarter of 2006 were 4.8 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended December 31, 2006 totaled $13.09 per square foot on a weighted average basis.

Investing Activities:

During the fourth quarter of 2006, HRPT acquired five portfolios of properties with 1.8 million square feet of office and industrial space for $150.0 million, excluding closing costs.

Conference Call:

On Thursday, February 15, 2007, at 1:00 p.m. Eastern Time, Adam Portnoy, managing trustee, and John Popeo, chief financial officer, will host a conference call to discuss the fourth quarter and year end 2006 results.

The conference call telephone number is (800) 811-7286.  Participants calling from outside the United States and Canada should dial (913) 981-4902.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Wednesday, February 21, 2007.  To hear the replay, dial (719) 457-0820. The replay pass code is 9049121.

A live audio webcast of the conference call will also be available in a listen only mode on HRPT’s web site, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HRPT’s web site for about one week after the call.

Supplemental Data:

A copy of HRPT’s Fourth Quarter 2006 Supplemental Operating and Financial Data is available for download at HRPT’s web site.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of December 31, 2006, HRPT owned 504 properties with 59.9 million square feet, including almost 18 million square feet of leased industrial and commercial lands in Oahu, HI.  HRPT is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition for the periods ended, and as of, December 31, 2006 and 2005, and for an explanation of our calculation of FFO.

HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Rental income	$205,763	$185,579	$795,821	$708,841

Expenses:
Operating expenses	82,731	73,549	310,712	269,563
Depreciation and amortization	40,717	35,473	159,826	135,890
General and administrative	7,207	7,016	32,133	30,446
Total expenses	130,655	116,038	502,671	435,899

Operating income	75,108	69,541	293,150	272,942

Interest income	618	201	2,736	1,490
Interest expense (including amortization of note discounts and premiums and deferred financing fees of $1,104, $763, $4,452 and $2,488, respectively)	(39,577)	(37,696)	(165,894)	(143,663)
Loss on early extinguishment of debt	—	—	(1,659)	(168)
Equity in earnings of equity investments (1)	—	4,412	3,136	14,352
Gain on sale of equity investments (1)	—	5,522	116,287	5,522
Gain on issuance of shares by equity investees (1)	—	1,533	—	6,241
Income from continuing operations	36,149	43,513	247,756	156,716
(Loss) income from discontinued operations	(17)	193	(93)	676
Gain on sale of properties	1,745	—	2,917	7,592
Net income	37,877	43,706	250,580	164,984
Preferred distributions	(14,716)	(11,500)	(44,692)	(46,000)
Excess redemption price paid over carrying value of preferred shares (2)	—	—	(6,914)	—
Net income available for common shareholders	$23,161	$32,206	$198,974	$118,984

Calculation of Funds from Operations, or FFO (3):
Net income	$37,877	$43,706	$250,580	$164,984
Plus: depreciation and amortization	40,727	35,578	159,957	136,483
Loss on early extinguishment of debt:
Add: amount included in total expenses	—	—	1,659	168
Less: portion settled in cash	—	—	—	(168)
Less: gain on sale of properties	(1,745)	—	(2,917)	(7,592)
Less: gain on sale of equity investments (1)	—	(5,522)	(116,287)	(5,522)
Less: gain on issuance of shares by equity investees (1)	—	(1,533)	—	(6,241)
Less: equity in earnings of equity investments (1)	—	(4,412)	(3,136)	(14,352)
Plus: FFO from equity investments (1)	—	6,238	6,426	27,314
FFO	76,859	74,055	296,282	295,074
Less: preferred distributions	(14,716)	(11,500)	(44,692)	(46,000)
FFO available for common shareholders	$62,143	$62,555	$251,590	$249,074

Weighted average common shares outstanding — basic	210,039	209,861	209,965	197,831
Weighted average common shares outstanding — diluted (4)	236,058	209,861	216,524	197,831

HRPT Properties Trust

Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Per common share —
Basic:
Income from continuing operations available for common shareholders	$0.10	$0.15	$0.93	$0.56
Net income available for common shareholders	0.11	0.15	0.95	0.60
FFO available for common shareholders	0.30	0.30	1.20	1.26

Diluted (4):
Income from continuing operations available for common shareholders	$0.10	$0.15	$0.93	$0.56
Net income available for common shareholders	0.11	0.15	0.94	0.60
FFO available for common shareholders	0.29	0.30	1.19	1.26

Common distributions paid	0.21	0.21	0.84	0.84

(1) We accounted for our former common share investments in Senior Housing Properties Trust, or Senior Housing, and Hospitality Properties Trust, or Hospitality Properties, using the equity method of accounting.  In March 2006, we sold all our 4,000 shares of Hospitality Properties in an underwritten public offering for $179,000 ($175,269 net of commissions and other expenses) and we recognized a gain of $77,221, and we sold all our 7,711 shares of Senior Housing in an underwritten public offering for $135,709 ($133,064 net of commissions and other expenses) and we recognized a gain of $39,066.

(2) In March 2006, we redeemed all of our 8,000 series A preferred shares for their liquidation preference of $25/share plus accrued and unpaid distributions through the date of the redemption.

(3) We compute FFO as shown in the calculations above.  Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash.  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of properties, FFO can facilitate a comparison of current operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders.  Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(4) In October 2006, we issued 15,180 series D cumulative convertible preferred shares, for net proceeds of approximately $368,300.  Each series D preferred share has a liquidation preference of $25.00 and requires dividends of $1.625, 6 ½%, per annum, payable in equal quarterly payments.  Our series D preferred shares are convertible, at the holder’s option, into our common shares at an initial conversion rate of 1.9231 common shares per series D preferred share, which is equivalent to an initial conversion price of $13.00 per common share.  Our series D preferred shares were convertible into 29,192 common shares as of December 31, 2006.

Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net income available for common shareholders	$23,161	$32,206	$198,974	$118,984
Add - Series D convertible preferred distributions	5,482	—	5,482	—
Net income available for common shareholders — diluted	$28,643	$32,206	$204,456	$118,984

FFO available for common shareholders	$62,143	$62,555	$251,590	$249,074
Add - Series D convertible preferred distributions	5,482	—	5,482	—
FFO available for common shareholders — diluted	$67,625	$62,555	$257,072	$249,074

Weighted average common shares outstanding — basic	210,039	209,861	209,965	197,831
Effect of dilutive Series D preferred shares	26,019	—	6,559	—
Weighted average common shares outstanding — diluted	236,058	209,861	216,524	197,831

The effect of our series D convertible preferred shares on income from continuing operations and net income available for common shareholders per share is anti-dilutive for the quarter ended December 31, 2006.

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	December 31,
	2006	2005
		(audited)
ASSETS
Real estate properties:
Land	$1,143,109	$1,080,563
Buildings and improvements	4,619,164	4,144,011
	5,762,273	5,224,574
Accumulated depreciation	(668,460)	(548,460)
	5,093,813	4,676,114
Properties held for sale	—	10,779
Acquired real estate leases	167,879	161,787
Equity investments in former subsidiaries	—	194,297
Cash and cash equivalents	17,783	19,445
Restricted cash	21,635	18,348
Rents receivable, net of allowance for doubtful accounts of $4,737 and $3,767, respectively	172,566	145,385
Other assets, net	102,273	101,012
Total assets	$5,575,949	$5,327,167

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$40,000	$256,000
Senior unsecured debt, net	1,941,173	1,889,991
Mortgage notes payable, net	416,058	374,165
Accounts payable and accrued expenses	93,734	80,125
Dividends payable	44,111	—
Acquired real estate lease obligations	41,833	38,987
Rent collected in advance	19,592	17,858
Security deposits	15,972	13,679
Due to affiliates	12,708	10,876
Total liabilities	2,625,181	2,681,681

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series A preferred shares; 9 7/8% cumulative redeemable at par on February 22, 2006; zero and 8,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $200,000	—	193,086
Series B preferred shares; 8 3/4% cumulative redeemable at par on September 12, 2007; 12,000,000 shares issued and outstanding, aggregate liquidation preference $300,000	289,849	289,849
Series C preferred shares; 7 1/8% cumulative redeemable at par on February 15, 2011; 6,000,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $150,000	145,015	—
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 and zero shares issued and outstanding, respectively, aggregate liquidation preference $379,500	368,270	—
Common shares of beneficial interest, $0.01 par value: 300,000,000 shares authorized; 210,051,590 and 209,860,625 shares issued and outstanding, respectively	2,101	2,099
Additional paid in capital	2,774,461	2,779,159
Cumulative net income	1,703,354	1,452,774
Cumulative common distributions	(2,115,299)	(1,894,818)
Cumulative preferred distributions	(216,983)	(176,663)
Total shareholders’ equity	2,950,768	2,645,486
Total liabilities and shareholders’ equity	$5,575,949	$5,327,167